Exhibit 10.1

Execution Version

New Mountain Guardian III BDC, L.L.C.

First Supplement to Master Note Purchase Agreement

Dated as of March 10, 2022

Re:	$100,000,000 3.95% Series 2022A Senior Notes

Due July 15, 2025

New Mountain Guardian III BDC, L.L.C.

1633 Broadway, 47th Floor,

New York, NY 10019

Dated as of

March 10, 2022

To the Series 2022A Additional

Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This First Supplement to Master Note Purchase Agreement (the or this “Supplement”) is among New Mountain Guardian III BDC, L.L.C., a Delaware limited liability company (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Series 2022A Additional Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement dated as of August 4, 2021 (the “Master Note Purchase Agreement”) among the Company and the Purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meanings as specified in the Master Note Purchase Agreement. Reference is further made to Section 4.17 of the Master Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Series 2022A Additional Purchasers as follows:

1.             The Company has authorized the issue and sale of $100,000,000 aggregate principal amount of its 3.95% Series 2022A Senior Notes due July 15, 2025 (the “Series 2022A Notes”). The Series 2022A Notes, together with the Series 2021A Notes issued pursuant to the Master Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Master Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Master Note Purchase Agreement). The Series 2022A Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Series 2022A Additional Purchaser(s) and the Company.

2.              Subject to the terms and conditions hereof and as set forth in the Master Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Series 2022A Additional Purchaser, and each Series 2022A Additional Purchaser agrees to purchase from the Company, Series 2022A Notes in the principal amount set forth opposite such Series 2022A Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the Closing date hereinafter mentioned.

New Mountain Guardian III BDC, L.L.C.	First Supplement

3.             The sale and purchase of the Series 2022A Notes to be purchased by each Series 2022A Additional Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, at 8:00 a.m. Chicago time, at the Closing (the “Series 2022A Closing”) on March 10, 2022 or on such other Business Day thereafter on or prior to March 11, 2022 as may be agreed upon by the Company and the Series 2022A Additional Purchasers. At the Series 2022A Closing, the Company will deliver to each Series 2022A Additional Purchaser the Series 2022A Notes to be purchased by such Purchaser in the form of a single Series 2022A Note (or such greater number of Series 2022A Notes in denominations of at least $100,000 as such Series 2022A Additional Purchaser may request) dated the date of the Series 2022A Closing and registered in such Series 2022A Additional Purchaser’s name (or in the name of such Series 2022A Additional Purchaser’s nominee), against delivery by such Series 2022A Additional Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company pursuant to the applicable funding instructions delivered in accordance with Section 4.10 of the Master Note Purchase Agreement. If, at the Series 2022A Closing, the Company shall fail to tender such Series 2022A Notes to any Series 2022A Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Series 2022A Additional Purchaser’s satisfaction, such Series 2022A Additional Purchaser shall, at such Series 2022A Additional Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Series 2022A Additional Purchaser may have by reason of such failure or such nonfulfillment.

4.             The obligation of each Series 2022A Additional Purchaser to purchase and pay for the Series 2022A Notes to be sold to such Series 2022A Additional Purchaser at the Series 2022A Closing is subject to the fulfillment to such Series 2022A Additional Purchaser’s satisfaction, prior to the Series 2022A Closing, of the conditions set forth in Section 4 of the Master Note Purchase Agreement with respect to the Series 2022A Notes to be purchased at the Series 2022A Closing as if each reference to “2021A Notes” or “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer to “Series 2022A Notes,” “Series 2022A Closing” and “Series 2022A Additional Purchaser” (each as defined in this Supplement) and to the following additional conditions:

(a)          Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Master Note Purchase Agreement shall be correct as of the date of the Series 2022A Closing (except for representations and warranties which apply to a specific earlier date which shall be true as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superseded in Exhibit A) and the Company shall have delivered to each Series 2022A Additional Purchaser an Officer’s Certificate, dated the date of the Series 2022A Closing certifying that such condition has been fulfilled.

New Mountain Guardian III BDC, L.L.C.	First Supplement

(b)           Contemporaneously with the Series 2022A Closing, the Company shall sell to each Series 2022A Additional Purchaser, and each Series 2022A Additional Purchaser shall purchase, the Series 2022A Notes to be purchased by such Series 2022A Additional Purchaser at the Series 2022A Closing as specified in Schedule A.

5.             The terms of Section 8 of the Note Purchase Agreement shall apply to the Series 2022A Notes except that the proviso in the first sentence of Section 8.2 of the Note Purchase Agreement shall be amended in its entirety to read as follows:

“provided, that, so long as no Default or Event of Default shall then exist, at any time on or after (i) August 4, 2024, in the case of the Tranche A Notes, and (ii) the three-year anniversary of the Second Closing Date, in the case of the Tranche B Notes, the Company may, at its option, upon notice as provided below, prepay all or any part of the Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date; provided, further, that, so long as no Default or Event of Default shall then exist, at any time on or after (i) March 10, 2025, the Company may, at its option, upon notice as provided below, prepay all or any part of the Series 2022A Notes at 100% of the principal amount so prepaid, together with, in each case, accrued interest to the prepayment date.

6.             Each Series 2022A Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Master Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2022A Notes by such Series 2022A Additional Purchaser as if each reference to “2021A Notes” or “Notes,” “Series 2022A Closing” and “Purchaser” set forth therein was modified to refer to “Series 2022A Notes,” “Series 2022A Closing” and “Series 2022A Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Master Note Purchase Agreement as supplemented by this Supplement.

7.             The Company and each Series 2022A Additional Purchaser agree to be bound by and comply with the terms and provisions of the Master Note Purchase Agreement as fully and completely as if such Series 2022A Additional Purchaser were an original signatory to the Master Note Purchase Agreement.

8.              This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

New Mountain Guardian III BDC, L.L.C.	First Supplement

The execution hereof shall constitute a contract between the Company and the Series 2022A Additional Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. The parties agree to electronic contracting and signatures with respect to this Supplement.  Delivery of an electronic signature to, or a signed copy of, this Supplement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.

New Mountain Guardian III BDC, L.L.C.

By:
Name:
Title:

New Mountain Guardian III BDC, L.L.C.	First Supplement

Accepted as of __________, _____

[Series 2022A Additional Purchaser]

By:
Name:
Title:

Information Relating to Series 2022A Additional Purchasers

Name and Address of Series 2022A Additional Purchaser		Principal Amount of Series 2022A Notes to Be Purchased	Note Number
[Name of Series 2022A Additional Purchaser]		$

(1)	All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All other communications:

Schedule A

(to Supplement)

Supplemental Representations

The Company represents and warrants to each Series 2022A Additional Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Master Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date which shall be true as of such earlier date and other than the Section references hereinafter set forth) is true and correct in all material respects as of the date hereof with respect to the Series 2022A Notes with the same force and effect as if each reference to the “Notes” set forth therein was modified to refer to the “Series 2022A Notes” and each reference to “this Agreement” therein was modified to refer to the Master Note Purchase Agreement as supplemented by the Supplement. The Section references hereinafter set forth correspond to the similar sections of the Master Note Purchase Agreement which are supplemented hereby:

Section 5.3.         Disclosure. (a) The Company, through its agent, Goldman Sachs & Co., has delivered to each Purchaser a copy of the documents, certificates or other writings identified in Schedule 5.3 (the “Disclosure Materials”), relating to the transactions contemplated hereby. The Disclosure Materials fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, Disclosure Materials, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information, and other forward-looking information referenced in Section 5.3(b)) prior to March 1, 2022 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Disclosure Materials, and such documents, certificates or other writings and such financial statements delivered to each Purchaser (other than financial projections, pro forma financial information, and other forward-looking information referenced in Section 5.3) being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since March 1, 2022, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.          Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date of the Series 2022A Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and executive officers.

Section 5.5.           Financial Statements; Material Liabilities. The Company has delivered to each Additional Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections, pro forma financial information and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and lack of footnotes).

Section 5.13.        Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2022A Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Additional Purchasers and not more than five (5) other Institutional Investors, each of which has been offered the Series 2022A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2022A Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Exhibit A

(to Supplement)

Section 5.14.        Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to repay outstanding Indebtedness of the Company and its Subsidiaries and/or for other general corporate purposes of the Company and its Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.         Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2021 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantee thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. As of December 31, 2021, neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Schedules 5.3, 5.4, 5.5 and 5.15 of the Master Note Purchase Agreement are hereby supplemented by the attached Schedules 5.3, 5.4, 5.5 and 5.15.

[Form of Series 2022A Note]

New Mountain Guardian III BDC, L.L.C.

3.95% Series 2022A Senior Note Due July 15, 2025

No. [_____]	[Date]
$[_______]	PPN 64755@ AC5

For Value Received, the undersigned, New Mountain Guardian III BDC, L.L.C. (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on July 15, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.95% per annum, as may be adjusted in accordance with Section 1.2 of the Master Note Purchase Agreement (as hereinafter defined), from the date hereof, payable semiannually, on the 15th day of January and July in each year, commencing with the January or July next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the Master Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Supplement to the Master Note Purchase Agreement, dated August 4, 2021 (as from time to time amended, the “Master Note Purchase Agreement”), among the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Master Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Master Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Master Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.

This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered in the register maintained by the Company as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement.

[Remainder of page left blank]

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

New Mountain Guardian III BDC, L.L.C.

By:
Name:
Title: